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                                                                   Exhibit 10.51

                       CHANGE IN CONTROL AGREEMENT BETWEEN
                                 DAVID FORD AND
                            UNITED STATES CAN COMPANY

         THIS CHANGE IN CONTROL AGREEMENT, dated as of February 4, 1998 (the "Agreement"), is by and among U.S. Can Corporation, a Delaware corporation, having its principal offices at 900 Commerce Drive, Oak Brook, Illinois 60523 ("USC"), United States Can Company, a Delaware corporation having its principal offices at 900 Commerce Drive, Oak Brook, Illinois 60523 (the "Subsidiary," with USC and the Subsidiary collectively referred to herein as "US Can" or the "Company"), and David Ford, an employee of US Can (the "Employee").

         WHEREAS, the Employee is presently serving as Senior V.P. European Operations and an employee of USC Holding U.K. Limited; and

         WHEREAS, US Can desires to retain the Employee's services and the Employee is willing to enter into and continue his employment as an employee of USC Holding U.K. Limited on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINED TERMS. (a) "Change of Control" - As used herein, shall mean any one or more of the following: the acquisition by any individual, entity or group [within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of fifteen percent (15%) or more of the shares of the then outstanding common stock of the Company (the "Outstanding Common Stock"), a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company, or a liquidation or dissolution of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this subsection (a): (i) any acquisition directly from the Company, or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company.

                  (b) "Constructive Termination", as used herein, shall mean any one or more of the following occurrences within two (2) years following the Effective Date of a Change of Control: (i) the assignment to the Employee of any duties is inconsistent in any material respect with the Employee's position, authority, duties or responsibilities immediately prior to the Effective Date of the Change of Control referred to above, or any other action by the Company which results in a diminution in any material respect

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of the Employee's position, authority, duties or responsibilities as the same existed immediately prior to the Effective Date of the Change of Control referred to above.

                  (c) "Effective Date", as used herein, shall mean the first date during which a Change of Control (as defined in Section 1(a)) occurs.

         2. TERMINATION. If the Employee is terminated, or is subject to a Constructive Termination, within two (2) years following the Effective Date of a Change of Control, the Employee will be entitled to receive the benefits set forth below.

                  (a) SEVERANCE PAYMENT. If termination or Constructive Termination of the Employee occurs within two (2) years following the Effective Date of a Change of Control, the Employee shall receive a severance payment equal to two (2) times the higher of the Employee's then current annual base salary, or the Employee's annual base salary on the date immediately prior to the Effective Date of a Change of Control.

                  (b) BONUS PAYMENT. If termination or Constructive Termination of the Employee occurs within two (2) years following the Effective Date of a Change of Control, the Employee shall be awarded a prorated bonus based on Employee's target bonus (as then established by the Board of Directors of the Company or the Employee's manager, as set forth by the Company in any the effective bonus plan, as set forth in any employment agreement or as set forth in any combination of the above) for the fiscal year in which the employment services are Terminated or Constructively Terminated. The bonus amount received shall be prorated for the actual number of days which have elapsed in the fiscal year of Termination or Constructive Termination over the total number of days in that fiscal year.

                  (c) RESTRICTED STOCK. If termination or Constructive Termination of the Employee occurs within two (2) years following the Effective Date of a Change of Control, the vesting of all restricted stock grants shall be accelerated to the date on which the Employee is terminated or is subject to a Constructive Termination.

                  (d) HEALTH BENEFITS. If termination or Constructive Termination of the Employee occurs within two (2) years following the Effective Date of a Change of Control, the Employee shall continue to receive the same health and welfare benefits (in effect at any time 120 days prior to the Effective Date of a Change of Control) for a period of two years following the date of Termination or Constructive Termination.

         3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, of the United States of America, applicable to agreements made and to be performed in Illinois, without giving effect to conflicts of law principles.

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         4. HEADINGS. The section headings of this Agreement are for reference only and are to be given no effect in the construction or interpretation of this Agreement.

         5. SEVERABILITY. If any part or provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, said provision or part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts or provisions of this Agreement.

         6. WAIVER. Any party may waive compliance by another party with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

         7. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity (including any employee or person engaged by the Company in any capacity) not a party to this Agreement. The Company will require any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company to make an express assumption of the obligations hereunder and cause any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company to agree to perform all parts and provisions under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         8. COUNTERPARTS. This Agreement may be signed in any number of counterparts and all such counterparts shall be read together and construed as but one and the same document.

         9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally when delivered by facsimile transmission (receipt confirmed, followed by confirmed hard copy promptly sent by international overnight courier), or three business days after being sent by a recognized international overnight courier freight prepaid, to the parties at the following addresses (or to such other address as a party may have specified by notice duly given to the other party in accordance with this provision):

                  If to the Employee:

                  At the Employee's then current business or resident address (or facsimile transmission number), as shown on the records of US Can, with a copy to such other person as the Employee may have specified by notice duly given to US Can in accordance with this provision.

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                  If to US Can:

                  United States Can Company
                  900 Commerce Drive
                  Oak Brook, Illinois  60523   -   USA
                  Facsimile Transmission Number:  1-630-573-0715
                  Attention:  President

                  With a copy to:

                  Ross & Hardies
                  150 N. Michigan Avenue
                  Chicago, Illinois  60601-7567   -   USA
                  Facsimile Transmission Number:  1-312-750-8600
                  Attention:  Lawrence R. Samuels

         IN WITNESS WHEREOF, the parties have executed this Agreement, in triplicate, on the date first written above.

                                       Employee


                                       /s/ David Ford
                                       ----------------------------------------
                                       David Ford

                                       United States Can Company


                                       /s/ William J. Smith
                                       ----------------------------------------
                                       William J. Smith
                                       President and Chief Executive Officer

                                       U.S. Can Corporation


                                       /s/ William J. Smith
                                       ----------------------------------------
                                       William J. Smith
                                       President and Chief Executive Officer

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